Exhibit 10.21

GUARANTY
TO: Jeffrey K. Holloway, Trustee of the Sage Trust dated 8/17/93 as to an undivided $3,000,000/$13,675,000 interest; Jeffrey K. Holloway, Trustee of the Rich Living Trust dated 7/10/98 as to an undivided $400,000/$13,675,000 interest; The DeBellis Family Limited Partnership, whose manager is Rocky Joe, LLC, a Nevada limited liability company, as to an undivided $2,200,000/$13,675,000 interest; Pete Kubena, Trustee of the Pete P. Kubena Trust as to an undivided $2,975,000/$13,675,000 interest; Laurence R. Meyerson, an unmarried man as to an undivided $300,000/$13,675,000 interest; the R.L. Faiman 1995 Irrevocable Trust dated 8/8/95, Deborah L. Shoofey, Trustee as to an undivided $750,000/$13,675,000 interest; RLF Diversified General Partnership, Deborah L. Shoofey General Partner as to an undivided $750,000/$13,675,000 interest; Russel E. Warthen Separate Property Trust as to an undivided $1,400,000/$13,675,000 interest; Russel E. Warthen IRA, First Savings Bank Custodian as to an undivided $115,000/$13,675,000 interest; Dana Warthen Wainwright, a married woman as her sole and separate property as to an undivided $310,000/$13,675,000 interest; the Judith G. Lally Trust as to an undivided $225,000/$13,675,000 interest; R. Mark Warthen, a single man, as to an undivided $175,000/$13,675,000 interest; Tara Warthen Madson, a married woman as her sole and separate property as to an undivided $150,000/$13,675,000 interest; the John E. Warthen Family Trust as to an undivided $355,000/$13,675,000 interest; John Merrill Warthen Family Trust as to an undivided  $250,000/$13,675,000 interest; Rebecca Warthen, a single woman, as to an undivided $120,000/$13,675,000 interest; and the Linda M. Tucker Trust as to an undivided $200,000/$13,675,000 interest (Beneficiaries)
1.       FOR VALUE RECEIVED and in consideration of any loan or other financial accommodation heretofore or hereafter at any time made or granted to WARM JONES, LLC, a Nevada limited liability company (hereinafter called Company) by Jeffrey K. Holloway, Trustee of the Sage Trust dated 8/17/93 as to an undivided $3,000,000/$13,675,000 interest; Jeffrey K. Holloway, Trustee of the Rich Living Trust dated 7/10/98 as to an undivided $400,000/$13,675,000 interest; The DeBellis Family Limited Partnership, whose manager is Rocky Joe, LLC, a Nevada limited liability company, as to an undivided $2,200,000/$13,675,000 interest; Pete Kubena, Trustee of the Pete P. Kubena Trust as to an undivided $2,975,000/$13,675,000 interest; Laurence R. Meyerson, an unmarried man as to an undivided $300,000/$13,675,000 interest; the R.L. Faiman 1995 Irrevocable Trust dated 8/8/95, Deborah L. Shoofey, Trustee as to an undivided $750,000/$13,675,000 interest; RLF Diversified General Partnership, Deborah L. Shoofey General Partner as to an undivided $750,000/$13,675,000 interest; Russel E. Warthen Separate Property Trust as to an undivided $1,400,000/$13,675,000 interest; Russel E. Warthen IRA, First Savings Bank Custodian as to an undivided $115,000/$13,675,000 interest; Dana Warthen Wainwright, a married woman as her sole and separate property as to an undivided $310,000/$13,675,000 interest; the Judith G. Lally Trust as to an undivided $225,000/$13,675,000 interest; R. Mark Warthen, a single man, as to an undivided $175,000/$13,675,000 interest; Tara Warthen Madson, a married woman as her sole and separate property as to an undivided $150,000/$13,675,000 interest; the John E. Warthen Family Trust as to an undivided $355,000/$13,675,000 interest; John Merrill Warthen Family Trust as to an undivided  $250,000/$13,675,000 interest; Rebecca Warthen, a single woman, as to an undivided $120,000/$13,675,000 interest; and the Linda M. Tucker Trust as to an undivided $200,000/$13,675,000 interest (hereinafter called the "Beneficiaries") and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the undersigned (hereinafter called Guarantor) hereby  unconditionally guarantees and promises to pay to Beneficiaries, or order, on demand, in lawful money of the United States, any and all Indebtedness of Company.  The word "Indebtedness" means any and all debts, obligations and liabilities of the Company whether Company may be liable individually or jointly with others, or whether recovery upon such Indebtedness may be, or hereafter becomes, barred by any statute of limitations, or whether such Indebtedness may be, or hereafter becomes, otherwise unenforceable, together with all interest thereon and all penalties, fees and expenses, including all attorneys' fees and legal expenses paid or incurred by Beneficiaries in connection with any of the foregoing.
2.       The Guarantor, agrees to pay all expenses, including all attorneys' fees and legal expenses, paid or incurred by the Beneficiaries in endeavoring to collect the guaranteed Indebtedness or any part thereof and in enforcing this Guaranty.
3.       This Guaranty shall bind and obligate each of the undersigned, his heirs, administrators, executors, legatees, devisees, personal representatives, successors and assigns, jointly and severally, for the payment of said Indebtedness precise as if the same had been contracted and was due and owing by him personally.  All references herein to Company shall be deemed to include any successor or successors, whether immediate or remote, to such Company.  The obligations hereunder are joint and several and independent of the obligations of Company and a separate action or actions may be brought and prosecuted against the Guarantor regardless of whether an action is brought against Company or whether Company may be joined in any such action or actions; and Guarantor waives the benefit of any statute of limitations affecting his liability hereunder or the enforcement hereof.  Guarantor further waives the benefit of any statute which may require that an action be brought against the Company.
4.       This Guaranty in all respects shall be an absolute and unconditional Guaranty, and shall remain in full force and effect (notwithstanding, without limitation, the death, incompetency or dissolution of the Guarantor or that at any time or  from time to time all Indebtedness may have been paid in full).
5.       Guarantor further agrees that if at any time all or any part of any payment theretofore applied by the Beneficiaries to any of the Indebtedness is or must be rescinded or returned to the Beneficiaries for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of any Company) such Indebtedness shall, for the purposes of this Guaranty, be deemed to have continued in existence, notwithstanding such application by the Beneficiaries, to the extent that such payment is or must be rescinded or returned, and this Guaranty shall continue to be effective or be reinstated, as the case may be, as to such Indebtedness, all as though such application by the Beneficiaries had not been made.
6.       Guarantor hereby authorizes Beneficiaries, in its sole discretion, from time to time and at any time, whether before or after any discontinuance of this Guaranty, without notice to Guarantor hereunder, to take any or all of the following actions: (a) renew, compromise, extend, accelerate or otherwise change the time for payment or the terms of any of the Indebtedness, including increase or decrease of the rate of interest thereon; (b) retain or obtain a security interest in any property to secure any of the Indebtedness or this Guaranty; (c) apply such property and direct the order or manner of sale thereof as Beneficiaries, in its sole discretion, may determine; (d) retain or obtain the primary or secondary obligation of any obligor or obligors, in addition to the Guarantor, with respect to any of the Indebtedness; (e) extend or renew for one or more periods (whether or not longer than the original period), alter or exchange any of the Indebtedness or release or compromise any obligation of the Guarantor hereunder or any obligation of any nature of any other obligor with respect to any of the Indebtedness; (f) release its security interest in, or surrender, release or permit any substitution or exchange for, all or any part of any property securing any of the Indebtedness or this Guaranty, or extend or renew for one or more periods (whether or not longer than the original period) or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such property; and (g) resort to the Guarantor for payment of any or all of the Indebtedness, whether or not the Beneficiaries shall have resorted to any property securing any of the Indebtedness or this Guaranty or shall have proceeded against the  Guarantor or any other obligor primarily or secondarily obligated with respect to any of the Indebtedness.
7.       Guarantor waives any right to require Beneficiaries to proceed against or exhaust any security pledged by Company, Guarantor or any other obligors or to pursue any other remedy whatsoever.  Guarantor further hereby waives: (a) notice of the creation, existence, or non-payment of all or any part of the Indebtedness; (b) notice of the acceptance by the Beneficiaries of the Guaranty; (c) presentment, demand, notice of dishonor, protest and all other notices whatsoever; (d) any and all defenses to Company's liability for the full and complete repayment of the entire Indebtedness; and (d) all diligence in the collection or protection of or realization upon the Indebtedness or any part thereof, any obligation hereunder or any security for any of the foregoing.
8.       Any amounts received by Beneficiaries from whatsoever source on account of the Indebtedness may be applied by it toward the payment of such of the Indebtedness, and in such order of application, as Beneficiaries may from time to time elect.  Notwithstanding any payments made by or for the account of Guarantor pursuant to this Guaranty, Guarantor hereby waives, to the fullest extent permitted by law, any and all rights of subrogation in the Collateral until such time as Beneficiaries shall have received payment in full of all the Indebtedness.  Rights of subrogation arising by reason of partial payments of the Indebtedness: (i) shall be limited to an interest in cash proceeds in excess of the Indebtedness actually received by Beneficiaries, which proceeds may be withheld from return, repayment or rescission and which proceeds may be withheld from Guarantor for a period not in excess of 100 days from the later of the date of such partial payment or payment in full of the Indebtedness; (ii) shall be subject and subordinate to Beneficiaries' prior right to receive payment in full of the Indebtedness; and (iii) may be refused by Beneficiaries if the proposed payment would give rise to rights of subrogation in the Indebtedness or the collateral security therefor which, in Beneficiaries' sole and absolute discretion, would affect in any manner whatsoever Beneficiaries' ability to exercise exclusive control over the application of such collateral to the Indebtedness.  Guarantor further agrees that any rights of subrogation to which he may be entitled hereby or by operation of law and which are not effectively waived hereunder shall be subject to Beneficiaries' rights to deal with the collateral in any manner permitted hereby or by law, and Beneficiaries shall have no liability and no fiduciary obligation to Guarantor nor  shall Beneficiaries' recourse hereunder be impaired in any manner whatsoever by reason of Beneficiaries' exercise of its rights and remedies granted in any document evidencing or securing the Indebtedness or permitted hereunder or by applicable law with respect to the collateral, notwithstanding the fact that exercise of such rights by Beneficiaries may decrease the value of such collateral, render it valueless or make it otherwise unavailable.
9.       No delay on the part of the Beneficiaries in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Beneficiaries of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy; nor shall any modification or waiver of any of the provisions of this Guaranty be binding upon the Beneficiaries except as expressly set forth in writing duly signed and delivered on behalf of the Beneficiaries.  No action of the Beneficiaries permitted hereunder shall in any way affect or impair the rights or the Beneficiaries or the obligations of the Guarantor under this Guaranty.
10.              The Beneficiaries may, from time to time, whether before or after any discontinuance of this Guaranty, and without notice to the Guarantor, assign or transfer any or all of the Indebtedness or any interest therein; and notwithstanding any such assignment or transfer, or any subsequent assignment or transfer thereof, such Indebtedness shall be and remain Indebtedness for the purpose of this Guaranty, and each and every immediate and successive assignee, or transferee of any of the Indebtedness or of any interest therein, shall, to the extent of the interest of such assignee or transferee in the Indebtedness, be entitled to the benefits of this Guaranty to the same extent as if such assignee or transferee were the Beneficiaries; provided, however, that unless the Beneficiaries shall otherwise consent in writing, the Beneficiaries shall have an unimpaired right prior and superior to that of any such assignee or transferee, to enforce this Guaranty for the benefit of the Ban, as to that portion of the Indebtedness which the Beneficiaries has not assigned or transferred.
11.              Guarantor hereby grants to Beneficiaries a lien upon, a security interest in, and a right of set-off against, any and all monies, credits, securities and other property of Guarantor of every kind and description now or hereafter in the possession or control of or on deposit with Beneficiaries, or with any agent or bailee for the Beneficiaries, whether held in a general or special account or deposit, or for safekeeping or otherwise; and every such lien, security interest and right of set-off may be exercised without demand upon, or notice to, any Guarantor.  No lien, security interest or right of set-off shall be deemed to have been waived by any act or conduct on the part of the Beneficiaries, or by any neglect to exercise such right of set-off, or to enforce such lien or security interest, by any delay in so doing, and every right of set-off and lien shall continue in full force and effect until such right of set-off or lien is specifically waived or released by an instrument in writing executed by Beneficiaries.  Guarantor acknowledges that any and all monies, negotiable instruments, documents of title, securities, deposit accounts, and other cash equivalents in which the Beneficiaries has hereby been given a lien upon, security interest in and right to set-off against, shall constitute and be treated as "cash collateral" as defined in the Beneficiaries Reform Act of 1978, as such may be amended from time to time.  Guarantor further acknowledges that the lien, security interest and right of set-off granted hereunder is in addition to all liens and rights of set-offs otherwise available at either law or equity against the monies, securities and other property of Guarantor.
12.              The Guaranty is exclusive and cumulative as to amounts and shall not serve to revoke or alter or any other form of Guaranty previously delivered to Beneficiaries or, unless otherwise specifically provided in writing at the date and execution thereof, be revoked by any Guaranty subsequently delivered to Beneficiaries.  This Guaranty does not in any manner whatsoever limit the amount of any borrowing heretofore or hereafter made under any other financing arrangement with any of the Company, the Guarantor or with any third parties.
13.              Any married person who signs this Guaranty hereby expressly agrees that recourse may be had against his/her separate and community property for all his/her obligations under this Guaranty.
14.              Each Guarantor agrees that this Guaranty is binding upon him/her/it, without the signature of any other person, or the existence of any other Guaranty.
15.              The creation or existence from time to time of Indebtedness in excess of the amount to which the right of recovery under this Guaranty is limited is hereby authorized, without notice to any Guarantor, and shall in no way affect or impair the rights of the Beneficiaries and the obligations of any Guarantor under this Guaranty.
16.              In all cases where there is but a single Guarantor, all words used herein in the plural shall be deemed to have been used in the singular where the context and construction so require; and when there is more than one Borrower named herein, or when this Guaranty is executed by more than one Guarantor, the word "Company" and the word "Guarantors" respectively, shall mean all and any one or more of them.
17.              This Guaranty shall be governed by and construed under the laws of the State of Nevada.  Whenever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under said laws; provided, however, if any provision of this Guaranty shall be held to be prohibited or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.
18.              Beneficiaries shall have the sole and absolute right to refuse tender of any partial payment(s) hereunder.  In the event Beneficiaries accepts any partial payment(s) it shall not be deemed to be a waiver of or forgiveness of any other amount(s) for which Guarantor is obligated to Beneficiaries.
19.              Guarantor acknowledges and agrees that any defense of Company which may be asserted against Beneficiaries by Guarantor (whether by operation of law or otherwise) shall be subject to such defenses and/or counterclaims which Beneficiaries may have against Company with respect thereto, and, further, may be waived, released or otherwise discharged by act or omission of Company (including Company' written release) without Guarantor’s consent.
20.              Guarantor acknowledges and agrees that, upon satisfaction in full of the Indebtedness (which may include, at Beneficiaries' option, a written release of Beneficiaries by Company from any further liability, demand or claim under the documents evidencing or securing the Indebtedness), Guarantor's rights of subrogation in the Indebtedness or the collateral security therefor may be satisfied by Beneficiaries' assignment to Guarantor of such Indebtedness and rights in such of the collateral, if any, as may still secure the Indebtedness, which assignment may be, at Beneficiaries' option, without recourse, representation or warranty of any kind whatsoever.  The Guarantor shall not be subrogated to any rights of the Beneficiaries including but not limited to the right to acquire an interest in any security agreements or security for the Indebtedness, until such time as the Beneficiaries shall receive payment of the full amount of all Indebtedness and full performance of all obligations of the Guarantor hereunder and this Guaranty shall have been satisfied as to the Guarantor.
21.              If there is more than one Guarantor, surety or other obligor (other than Company) of the Indebtedness, Beneficiaries may accept payments from all or any of such persons without notice to Guarantor.  Beneficiaries shall have no responsibility to determine the relative interests or priorities among any paying Guarantor, surety or other obligor.  In the event payment is made by more than one such person Beneficiaries, at its option, shall have the right to refrain from taking any of such persons executed and deliver to Beneficiaries a written consent to Beneficiaries' release of funds, documents and instruments in its possession to which subrogation other obligors or to a court of competent jurisdiction, in any interpleader action, and upon such delivery, from which Beneficiaries may withhold its costs, including reasonable attorneys' fees, arising in connection with enforcement or exercise of such subrogation rights.  Beneficiaries shall have no further liability to any such Guarantors, sureties or other obligors.
22.              Guarantor acknowledges and agrees that unless he is otherwise notified in writing by a paying Guarantor, surety or other obligor prior to Beneficiaries' receipt of payment or performance of the Indebtedness, all payments and performance by such persons on account of the Indebtedness shall be conclusively presumed to be payment or performance on behalf of Company pursuant to the documents evidencing and securing the Indebtedness, rather than pursuant to this Guaranty.
23.              WAIVER of Provisions of N.R.S. 40.430, the Nevada "one-action rule." Guarantor, pursuant to N.R.S. 40.495, hereby expressly waives the provisions of N.R.S. 40.430.
24.              Any notice or communication made under the Guaranty or required to be made by Beneficiaries, its successors and assigns, any Trustee under any Deed of Trust, any Trustee in Beneficiaries or the like, shall be made to the last address given by the Guarantor to the Beneficiaries officer responsible for the Indebtedness hereby guaranteed.
IN WITNESS WHEREOF the undersigned Guarantor has executed and delivered this Guaranty this 17th day of September, 2007.

NOTICE TO GUARANTOR

You are being asked to guarantee the debt of the Company listed in this document.  Think carefully before you do.  If the Company does not pay the debt, you will have to.  Be sure you can afford to pay if you have to, and that you want to accept this responsibility.
You may have to pay up to the full amount of the debt if the Company does not pay.  You may also have to pay late fees or collection costs, which increases this amount.
The creditor can collect this debt from you without first trying to collect from the Company.  The creditor can use the same collection methods against you that can be used against the Company, such as suing you, garnishing your wages, etc. if this debt is ever in default, that fact may become a part of your credit record.
CAUTION:  IT IS IMPORTANT THE GUARANTOR THOROUGHLY READS THIS NOTICE BEFORE SIGNING

Desert Capital REIT, INC
A Maryland Corporation

        BY: /s/Todd Parriott
            Todd Parriott, President CEO
    Address for Notice: 1291 Galleria Dr, Ste 200 Henderson, NV  89014